Exhibit 99.1
INTEGRITY BANCSHARES, INC.
AUDIT COMMITTEE CHARTER
I. PURPOSE
     The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing: the financial reports and other financial information provided by the Company to any governmental body or the public; the Company’s systems of internal controls; and the Company’s auditing, accounting and financial reporting processes generally. The Audit Committee’s primary duties and responsibilities are to:
•	Serve as an independent and objective party to monitor the Company’s financial reporting process and internal control system, compliance with ethics policies, legal and regulatory requirements.

•	Review and appraise the audit efforts of the Company’s independent auditors and internal auditors.

•	Provide an open avenue of communication among the independent auditors, financial and senior management, the internal auditors, and the Board of Directors.
     The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV. of this Charter.
II. COMPOSITION
     The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be an “independent director”, as defined by the rules of the National Association of Securities Dealers, Inc. (“NASD”). Each member of the Audit Committee shall be able to read and understand fundamental financial statements, including, but not limited to, the Company’s balance sheet, income statement, and cash flow statement or will become able to read and understand said financial statements within a reasonable period of time after his or her appointment to the Audit Committee.
     One director, who is not an “independent director”, as defined by the rules of NASD, and is not a current employee or an immediate family member of such employee, may be appointed to the Audit Committee. If the Board of Directors, under exceptional and limited circumstances, determines that membership on the Audit Committee by the individual is required by the best interests of the Company and its shareholders and the Board discloses, in the next annual proxy statement after such determination, the nature of the relationship and the reasons for that determination.

     The members of the Audit Committee and its Chairperson shall be designated by the Board of Directors at the annual organizational meeting of the Board.
III. MEETINGS
     The Audit Committee shall meet at least four times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Audit Committee should meet at least annually with management, the internal auditors, and the independent auditors in separate executive sessions to discuss any matters that the Audit Committee or each of these groups believe should be discussed privately. In addition, the Audit Committee or at least its Chairperson should meet with the independent auditors and/or management quarterly to review the Company’s financials consistent with IV.A.4. below.
IV. RESPONSIBILITIES AND DUTIES
     In carrying out its responsibilities, the Audit Committee believes its policies and procedures should remain flexible in order to best react to changing conditions and to ensure to the Board and shareholders of the Company that the corporate accounting and reporting practices of the Company are in accordance with all requirements and are of a high quality. The Audit Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the authority to engage independent counsel and other advisers as it determines necessary to carry out its duties. The Audit Committee will take appropriate actions to set the overall corporate “tone” for quality financial reporting, sound business risk practices, and ethical behavior
     To fulfill its responsibilities and duties the Audit Committee shall:
A.	Documents/Reports Review
1.	Review and update this Charter, at least annually and more frequently as conditions dictate.

2.	Review the Company’s annual financial statements and any reports or other financial information submitted to any governmental body, or the public, including any certification, report, opinion, or review rendered by the independent auditors.

3.	Review the regular internal reports to management prepared by the internal auditors, as well as management’s response.

4.	Review with financial management and/or the independent auditors the 10-Q or 10-K and the release of earnings prior to its filing or release. The Chairperson of the Audit Committee may represent the entire Audit Committee for purposes of this review.

5.	Establish procedures for the receipt, retention, and treatment of complaints received by the issuer regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by employees of the issuer of concerns regarding questionable accounting or auditing matters.
B.	Independent Auditors
1.	Be directly responsible for the appointment, retention, and termination of the independent auditors, subject to shareholder ratification, and the independent auditors must report directly to the Audit Committee. The Audit Committee also shall be directly responsible for the oversight of the work of the independent auditors, including resolution of disagreements between management and the auditor regarding financial reporting.

2.	Pre-approve all audit and non-audit services provided by the independent auditors and shall not engage the independent auditors to perform the specific non-audit services proscribed by law or regulation. The Audit Committee has delegated pre-approval authority to the Chairman of the Audit Committee. Any decisions of the Chairman, to whom pre-approval authority is delegated, will be presented to the full audit committee at its next scheduled meeting.

3.	Obtain and review a report, at least annually, by the independent auditors describing: 1) the firm’s internal quality control procedures; 2) any material issues raised by the most recent internal quality control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and 3) all relationships between the independent auditor and the Company in order to assess the auditor’s independence.

4.	Periodically consult with the independent auditors out of the presence of management about internal controls and the fullness and accuracy of the organization’s financial statements.
C.	Financial Reporting Processes
1.	In consultation with the independent auditors and the internal auditors, review the integrity of the organization’s financial reporting processes, both internal and external.

2.	Consider the independent auditors’ judgments about the quality, and appropriateness of the Company’s accounting principles as applied in its financial reporting.

3.	Consider and approve, if appropriate, major changes to the Company’s auditing and accounting principles and practices as suggested by the independent auditors, management, or the internal auditors.

4.	Review the Company’s quarterly and annual financial statements with management and/or the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to any governmental body or the public.

5.	Review with the independent auditors and the Company’s counsel, compliance matters and any legal or regulatory matter that could have a significant impact on the Company’s financial statements.

6.	Report Audit Committee actions to the Board of Directors with such recommendations as the Audit Committee may deem appropriate.

7.	Prepare a report for inclusion in the Company’s annual proxy statement, as required by the SEC.
D.	Oversight of Audit Process
1.	Meet with the independent auditors and financial management of the Company to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof, to review such audit, including any comments or recommendations of the independent auditors.

2.	Review with the Company’s independent auditors, the internal auditors, and financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the Company, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis shall be given to the adequacy of such internal controls to expose any payments, transactions or procedures that might be deemed illegal or otherwise improper.

3.	Review the internal audit function of the Company including the independence and authority of its reporting obligations.

4.	Provide sufficient opportunity for the internal and independent auditors to meet with the members of the Audit Committee without members of management present. Among the items to be discussed in these meetings are the independent auditors’ evaluation of the Company’s financial, accounting and auditing personnel, and the cooperation that the independent auditors received during the course of the audit.

5.	Following completion of the annual audit, review separately with each of management, the independent auditors and the internal auditors any significant difficulties encountered during the course of the audit, including any restrictions on the scope of the work or access to required information.
E.	Process Improvement and other Roles and Responsibilities
1.	Establish regular and separate systems of reporting to the Audit Committee by each of management, the independent auditors and the internal auditors regarding any significant judgments made in management’s preparation of the financial statements and the view of each as to appropriateness of such judgments.

2.	Review any significant disagreement among management and the independent auditors or the internal auditing firm in connection with the preparation of the financial statements.

3.	Review with the independent auditors, the internal auditors and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented. (This review should be conducted at an appropriate time subsequent to implementation of changes or improvements, as determined by the Audit Committee).
F.	Whistleblower Provisions
1.	Establish procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters.

2.	Establish procedures for the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.